Exhibit 10.3
[FORM OF WARRANT]
THE ISSUANCE AND SALE OF THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
NGAS RESOURCES, INC.
Warrant To Purchase Common Shares
Warrant No.: _____
Number of Common Shares: _________
Date of Exchange: January ____, 2010 (“Issuance Date”)
     NGAS RESOURCES, INC., a corporation incorporated under the laws of the Province of British of Columbia (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYERS] [OTHER BUYERS], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender or exercise of this Warrant to Purchase Common Shares (including any Warrants to Purchase Common Shares issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), ___fully paid nonassessable Common Shares (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to purchase Common Shares issued in exchange for a portion of an outstanding Convertible Note, dated as of December 14, 2005, with an original principal amount of U.S. $[ ] and an outstanding principal amount as of the calendar day immediately preceding the Exchange Date of U.S. $[ ] (the “Existing Note” and such other Convertible Notes, the “Existing Notes”), issued pursuant to the Securities Purchase Agreement, dated as of December 13, 2005 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Securities Purchase Agreement”), but shall not, except as set forth herein or in the Exchange Agreements (as defined below), constitute a release of any claim under any Transaction Document (as defined in the Securities Purchase Agreement). This Warrant is one of an issue of Warrants (collectively, the “Exchange Warrants”) issued in exchange for a portion of the Existing Notes pursuant to those certain Exchange Agreements, dated as of January ___, 2010 (the “Exchange Date”), each by and between the holder of Existing Notes as of the Exchange Date and the Company (the “Exchange Agreements”).
1. EXERCISE OF WARRANT.
     (a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the date hereof, in whole or in part, by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received such Exercise Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice or a legend is required on the Common Shares pursuant to Section 4.21 of the Exchange Agreement, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Common Shares to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Common Shares are to be issued upon the exercise of this Warrant, but rather the number of Common Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding the foregoing, if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)), the Company’s failure to deliver Warrant Shares to the Holder on or prior to the Trading Day in which the Company receives the Aggregate Exercise Price shall not be deemed to be a breach of this Warrant.
     (b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $2.37, subject to adjustment as provided herein.
     (c) Company’s Failure to Timely Delivery Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within the later of (i) three (3) Business Days after the Company’s receipt of the applicable Exercise Notice and (ii) two (2) Business Days after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise), a certificate for the number of Common Shares to which the Holder is entitled and register such Common Shares on the Company’s share register or to credit the Holder’s balance account with DTC for such number of Common Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third Business Day that the issuance of such Common Shares is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of Common Shares not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the Common Shares on the trading day immediately preceding the last possible date which the Company could have issued such Common Shares to the Holder without violating Section 1(a). In addition to the foregoing, if within the later of (i) three (3) Business Days after the Company’s receipt of the applicable Exercise Notice and (ii) two (2) Business Days after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) the Company shall fail to issue and deliver a certificate to the Holder and register such Common Shares on the Company’s share register or credit the Holder’s balance account with DTC for the number of Common Shares to which the Holder is entitled upon such holder’s exercise hereunder, and if on or after such Business Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the Closing Bid Price on the date of exercise.
     (d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Common Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) — (A x C)
B

For purposes of the foregoing formula:
A  =  the total number of shares with respect to which this Warrant is then being exercised.
B  =  the Closing Sale Price of the Common Shares on the Trading Day immediately preceding the date of the applicable Exercise Notice.
C  =  the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Subscription Date.
     (e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.
     (f) Limitations on Exercises.
(i) Beneficial Ownership. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Shares. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Shares shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of Common Shares then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Shares, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement or any Exchange Agreement. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Exchange Warrants.
(ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant if the issuance of such Common Stock would exceed the difference (as calculated immediately following the Exchange Date) between (x) that number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of this Warrant or the Exchange Notes or as payment of any Installment Amount (as defined in the Exchange Notes) or otherwise pursuant to the terms of the Exchange Notes or this Warrant together with the Exchange Shares (as defined in the Exchange Agreements) without breaching the Company’s obligations under the rules or regulations of the Principal Market and (y) the number of Exchange Shares issued pursuant to any Exchange Agreement (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no purchaser of the Notes pursuant to the Exchange Agreements (the “Purchasers”) shall be issued in the aggregate, upon conversion or exercise, as applicable, of Exchange Notes or Exchange Warrants, or as payment of any Installment Amount hereunder or otherwise hereunder, Common Shares in an amount greater than the Exchange Cap Allocation of such Holder (as defined in the Exchange Notes). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Exchange Notes, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any Purchaser shall sell or otherwise transfer any Exchange Warrants to any transferee, such Purchaser’s Exchange Cap Allocation shall not be transferred with such Exchange Warrant to such transferee unless such Purchaser delivers written notice to the Company specifying (x) the identity of such transferee and (y) the amount of such Purchaser’s Exchange Cap Allocation being transferred to such transferee. In the event that any holder of Exchange Notes on any given date shall convert all of such holder’s Exchange Notes into a number of Common Shares, which together with the number of Common Shares actually issued to such holder in connection with the Exchange Notes and Exchange Warrants of such holder on or prior to such date and any Common Shares issuable upon exercise of the Exchange Warrants of such holder as of such date, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the sum of the number of Common Shares (w) actually issued upon conversion of, or otherwise in connection with, the Exchange Notes of such holder on or prior to such date, (x) actually issued upon exercise of the Exchange Warrants of such holder on or prior to such date and (y) issuable upon exercise of the Exchange Warrants of such holder as of such date shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Exchange Notes on a pro rata basis in proportion to the aggregate principal amount of the Exchange Notes then held by each such holder or, if no Exchange Notes are then outstanding, to the remaining holders of Exchange Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Exchange Warrants then held by each such holder.
2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:
     (a) Adjustment of Exercise Price upon Subdivision or Combination of Common Shares. If the Company at any time on or after the Subscription Date subdivides (by any share split, share dividend, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse share split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:
     (a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the Common Shares on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one Common Share, and (ii) the denominator shall be the Closing Bid Price of the Common Shares on the Trading Day immediately preceding such record date; and
     (b) the number of Warrant Shares shall be increased to a number of shares equal to the number of Common Shares obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of Common Shares (or common shares) (“Other Common Shares”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Common Shares in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Common Shares that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).
4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.
     (a) Purchase Rights. Except with respect to such dividends or other distributions in which an adjustment has been made to the Conversion Price pursuant to Section 2(a) above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage)..
     (b) Fundamental Transactions. The Company shall not consummate a Fundamental Transaction (other than an Involuntary Change of Control) or permit the consummation of any Involuntary Change of Control unless (i) (x) the Successor Entity (if a Person other than the Company) assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Exchange Warrants in exchange for such Exchange Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the Common Shares reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of share capital equivalent to the Common

Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders and (y) the Successor Entity (if a Person other than the Company) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (a “Public Successor Entity”) (each such Fundamental Transaction, an “Assumption Fundamental Transaction”) or (ii) solely with respect to Fundamental Transactions that are not Assumption Fundamental Transactions, no Event of Default (as defined in the Exchange Notes) has occurred and is continuing and the Company has complied (or will comply in all respects, solely with respect to the payment of any Black Scholes Value to the Holder in accordance with Section 4(c) below or the delivery of any notice of any Fundamental Transaction that in accordance with this Section 4 or Section 8 is scheduled to occur after the consummation of such Change of Control) in all respects with its obligations pursuant to Sections 4(b), 4(c) and 8 hereof, including without limitation, the delivery of the notice of such Fundamental Transaction and with respect to any Black Scholes Notice delivered by the Holder either (x) prior to the date of the consummation of such Change of Control (other than an Involuntary Change of Control) or (y) prior to twenty (20) Trading Days after either (A) the date of the consummation of such Change of Control (other than an Involuntary Change of Control) or (B) the later of (I) the date of the consummation of such Involuntary Change of Control and (II) the date of the Holder’s receipt of a written notice from the Company with respect to such Involuntary Change of Control, the payment of the Black Scholes Value to the Holder in accordance with Section 4(c) below on or prior to the applicable Black Scholes Payment Date. Upon the occurrence of any Assumption Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Assumption Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity (including its Parent Entity) had been named as the Company herein. Notwithstanding the foregoing, but except with respect to an Assumption Fundamental Transaction in which the Company does not survive the consummation thereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Assumption Fundamental Transaction without the assumption of this Warrant. Upon consummation of the Assumption Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Assumption Fundamental Transaction, in lieu of the Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Assumption Fundamental Transaction, such shares of the publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall (or, with respect to any tender offer Involuntary Change of Control, shall use its reasonable best efforts to) make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction or the publicly traded stock (or its equivalents) of the Successor Entity upon an Assumption Fundamental Transaction, such shares, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.
     (c) Notwithstanding the foregoing and the provisions of Section 4(b) above, in the event of a Change of Control, if the Holder has not exercised the Warrant in full prior to the consummation of the Change of Control, then the Holder shall have the right by written notice to the Company (the “Black Scholes Notice”) to require the Company (or such Successor Entity, as applicable) to purchase this Warrant from the Holder by paying to the Holder, either (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control or (ii) within five (5) Trading Days after the Company’s receipt of such Black Scholes Notice otherwise (such applicable payment date, the “Black Scholes Payment Date”), in lieu of the warrant referred to in Section 4(b), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant as calculated on either (x) the date of the consummation of such Change of Control (other than an Involuntary Change of Control) or (y) the date of the Black Scholes Notice with respect to any Involuntary Change of Control.
5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant, and (iii) shall, so long as any of the Exchange Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting the exercise of the Exchange Warrants, 100% of the number of Common Shares as shall from time to time be necessary to effect the exercise of the Exchange Warrants then outstanding (without regard to any limitations on exercise).
6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, reclassification of shares, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.
7. REISSUANCE OF WARRANTS.
     (a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.
     (b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.
     (c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional Common Shares shall be given.

     (d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Common Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an Exchange Date, as indicated on the face of such new Warrant which is the same as the Exchange Date, (iv) shall have an Issuance Date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (v) shall have the same rights and conditions as this Warrant.
8. NOTICES; CURRENCY; TAXES; PAYMENTS.
     (a) Notices. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 7.7 of the applicable Exchange Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property to holders of Common Shares (other than pursuant to an Approved Share Plan) or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the SEC (as defined in the Securities Purchase Agreement) pursuant to a Current Report on Form 8-K. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.
     (b) Currency. All amounts owing under this Warrant or any Transaction Document that, in accordance with their terms, are paid in cash shall be paid in US dollars. All amounts denominated in other currencies shall be converted to the US dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into US dollars pursuant to this Warrant, the US dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).
     (c) Taxes.
     (i) Any and all payments by the Company hereunder, including any amounts received by the Holder following the delivery of a Black Scholes Notice, shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed under Part XIII of the Income Tax Act (Canada) (collectively referred to as “Part XIII Taxes”) and Article XI of the Canada United States Tax Convention (1980) (together with Part XIII Taxes, the “Canadian Taxes”) unless the Company is required to withhold or deduct any amounts for, or on account of, Canadian Taxes pursuant to any applicable law. If the Company shall be required to withhold or deduct any Canadian Taxes from or in respect of any sum payable hereunder to the Holder, (x) the sum payable shall be increased by the amount by which the sum payable would otherwise have to be increased (the “tax make-whole amount”) to ensure that after making all required withholdings and deductions (including deductions applicable to the tax make-whole amount) the Holder would receive an amount equal to the sum it would have received had no such deductions been made, (y) the Company shall make such deductions, and (z) the Company shall pay the full amount withheld or deducted to the Canada Revenue Agency within the time required.

          (ii) In addition, the Company agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, this Warrant (“Other Taxes”).
          (iii) The Company shall deliver to the Holder official receipts, if any, in respect of any Canadian Taxes and Other Taxes payable hereunder promptly after payment of such Canadian Taxes, Other Taxes or other evidence of payment reasonably acceptable to the Holder.
          (iv) If the Company fails to pay any amounts in accordance with this Section 8(c), the Company shall indemnify the Holder within ten (10) calendar days after written demand therefor, for the full amount of any Canadian Taxes or Other Taxes, plus any related interest or penalties, that are paid by the Holder to the Canada Revenue Agency or other relevant governmental authority as a result of such failure.
          (v) The obligations of the Company under this Section 8(c) shall survive the termination of this Warrant and the payment of all other amounts payable hereunder.
     (d) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Warrant, such payment shall be made in lawful money of the United States of America via wire transfer of U.S. dollars and immediately available funds in accordance with the Holder’s wire transfer instructions delivered to the Company on or prior to such payment date or, in the absence of such instructions, by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth in the Exchange Agreement of such Purchaser).
9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders (which must include each of the holders of Exchange Warrants on the Issuance Date (and/or their affiliates, as applicable) that as of such amendment date hold Exchange Warrants exercisable into at least 50% of the Common Shares underlying such Holder’s (and their affiliates’, as applicable) Exchange Warrants on the Issuance Date); provided that no such action may increase the exercise price of any Exchange Warrant or decrease the number of shares or class of shares obtainable upon exercise of any Exchange Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Exchange Warrants then outstanding.
10. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security, if any, for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. The

Company hereby appoints C T Corporation System, 4169 Westport Road, Louisville, KY 40207 as its agent for service of process in the United States. If service of process is effected pursuant to the above sentence, such service will be deemed sufficient under New York law and the Company shall not assert otherwise. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
11. JUDGMENT CURRENCY.
     (a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Warrant, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:
          (i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or
          (ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 11(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).
     (b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 11(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.
     (c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Warrant.
12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.
13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.
14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, the

Exchange Agreements, the Securities Purchase Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement.
16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:
     (a) “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Common Shares and standard options to purchase Common Shares may be issued to any employee, officer or director for services provided to the Company in their capacity as such.
     (b) “Bloomberg” means Bloomberg Financial Markets.
     (c) “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c), (ii) an expected volatility equal to the greater of 60% and the 180 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction and, if applicable, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in the applicable Fundamental Transaction.
     (d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
     (e) “Change of Control” means any Fundamental Transaction (including, without limitation, any Involuntary Change of Control) other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Common Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.
     (f) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by

Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.
     (g) “Common Shares” means (i) the Company’s Common Shares, no par value, and (ii) any share capital into which such Common Shares shall have been changed or any share capital resulting from a reclassification of such Common Shares.
     (h) “Convertible Securities” means any shares or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.
     (i) “Eligible Market” means the Principal Market, The New York Stock Exchange, NYSE Amex, The Nasdaq Global Market or The Nasdaq Capital Market.
     (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.
     (k) “Exchange Notes” means those certain Amortizing Convertible Notes issued pursuant to the Exchange Agreements.
     (l) “Expiration Date” means the fifth anniversary of the Issuance Date, or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.
     (m) “Fundamental Transaction” means that (A) the Company or any of its Significant Subsidiaries shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company or any of its Significant Subsidiaries is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its Significant Subsidiaries to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase or other business combination), or (v) reorganize, recapitalize or reclassify the Voting Stock of the Company or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company.
     (n) “Involuntary Change of Control” means any Fundamental Transaction pursuant to clause (A)(iii) or clause (B) of the definition of Fundamental Transaction herein that does not involve any prior, direct or indirect, agreement, support or other assistance by the Company or any of its Subsidiaries (or any employee, officer, director, consultant or agent of the Company or any of its Subsidiaries) (other than the Company’s compliance with Regulation 14D under the Exchange Act).
     (o) “Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

     (p) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
     (q) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
     (r) “Principal Market” means The Nasdaq Global Select Market.
     (s) “Required Holders” means the holders of the Exchange Warrants representing at least a majority of Common Shares underlying the Exchange Warrants then outstanding.
     (t) “Significant Subsidiaries” means “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X, except that all references to “10 percent” set forth therein shall be deemed replaced with “20 percent”).
     (u) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.
     (v) “Trading Day” means any day on which the Common Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares is then traded; provided that “Trading Day” shall not include any day on which the Common Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).
     (w) “Voting Stock” of a Person means capital shares of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Shares to be duly executed as of the Issuance Date set out above.

NGAS RESOURCES, INC.
By:
Name:
Title

EXHIBIT A
EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON SHARES
NGAS RESOURCES, INC.
     The undersigned holder hereby exercises the right to purchase                                          of the Common Shares (“Warrant Shares”) of NGAS RESOURCES, INC., corporation incorporated under the laws of the Province of British Columbia (the “Company”), evidenced by the attached Warrant to Purchase Common Shares (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:
                               a “Cash Exercise” with respect to                                           Warrant Shares; and/or
                               a “Cashless Exercise” with respect to                                          Unavailable Warrant Shares (as defined in Section 1(d) of the Warrant).
     2. Payment of Exercise Price. Except in the event that the holder is entitled to Cashless Exercise for Unavailable Warrant Shares under Section 1(d) of the Warrant, the holder shall pay the Aggregate Exercise Price in the sum of $                                         to the Company in accordance with the terms of the Warrant.
     3. Delivery of Warrant Shares. The Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.
     4. Maximum Percentage. Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that, after giving effect to the conversion provided for in this Exercise Notice , such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of Common Shares which exceeds the Maximum Percentage (as defined in the Warrant) of the total outstanding Common Shares of the Company as determined pursuant to the provisions of Section 1(f) of the Warrant.
Date:                                          ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT
     The Company hereby acknowledges this Exercise Notice and hereby directs Computershare Investor Services Inc. to issue the above indicated number of Common Shares in accordance with the Transfer Agent Instructions dated January ___, 2010 from the Company and acknowledged and agreed to by Computershare Investor Services Inc.

NGAS RESOURCES, INC.
By:
Name:
Title: